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                                                                   EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

                                AMI Metals, Inc.
                              Amalco Metals, Inc.
                                CCC Steel, Inc.
                        Durrett Sheppard Steel Co., Inc.
                          Georgia Steel Supply Company
                               MetalCenter, Inc.
                              Phoenix Corporation
                         Service Steel Aerospace Corp.
                      Siskin Steel & Supply Company, Inc.
                                  Valex Corp.